EXECUTION COPY

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of August 4, 2010 by and between Productive Concepts international, llc, an Indiana limited liability company ("Borrower"), and IMPCO TECHNOLOGIES, INC., a Delaware corporation ("Lender"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A hereto. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

WHEREAS, Borrower, Lender, Robert Lykins, as seller (the "Seller") and, solely with respect to Section 2.3(c) thereof, Fuel Systems Solutions, Inc., a Delaware corporation, have entered into that certain Asset Purchase and Assumption Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which Seller desires to sell, and Lender desires to purchase, certain assets of the Borrower's vehicle modification and alternative fuels business (the "VMAF Business") specified therein and assume only those obligations expressly assumed therein;

WHEREAS, in connection with and as a condition to the transactions contemplated by the Purchase Agreement, Borrower desires that Lender provide a loan facility to Borrower;

WHEREAS, Lender has agreed to extend such loan facility to Borrower, subject to the grant of certain collateral security and subject to the other terms and conditions set forth herein and in the other Loan Documents; and

WHEREAS, the Borrower and Lender wish to memorialize the terms of their agreement by this writing.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

  LOAN FACILITY

  1.1 Loan Facility. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, and Borrower's satisfaction of the conditions set forth in, this Agreement and the other Loan Documents, Lender agrees to make loans (each, a "Loan") to Borrower, from time to time during the period that commences on the date hereof and ends on the Termination Date, (i) without the prior written consent of Lender, for the purpose of allowing Borrower to make Permitted Expenditures; and (ii) with the prior written consent of Lender, in Lender's sole discretion, for business purposes other than to make Permitted Expenditures; provided, however that the aggregate amount of all Extensions of Credit shall not exceed Four Million Four Hundred and Seventy-Five Thousand U.S. Dollars (U.S. $4,475,000) (the "Total Facility Amount"). The Loans shall be evidenced by a promissory note in the form of Exhibit A attached hereto (the "Note"). Each Loan shall bear interest on the principal balance thereof from time to time unpaid at the applicable interest per annum provided in Section 2 and payable as specified in Section 3.

  1.2 Procedure for Borrowing. Borrower may borrow under the Facility on any Business Day prior to the Termination Date by giving the Lender five (5) Business Days (or such shorter period as Lender consents to) prior written notice of a request for a Loan hereunder in substantially the form of the certificate attached hereto as Exhibit B (the "Borrowing Certificate").

  1.3 Additional Conditions for Borrowing. Without limiting the conditions, including Lender consent, set forth in Section 1.1 and 1.2, the Lender's obligation to extend Loans hereunder is subject to the satisfaction of the following conditions precedent:

  1.3.1 Representations and Warranties. The representations and warranties made by the Borrower herein or which are contained in the Borrowing Certificate or any other certificate, document, agreement or financial statement furnished at any time under or in connection herewith, shall be correct on and as of the borrowing date for such Loan as if made on such date of borrowing.

  1.3.2 No Event of Default. No Default or Event of Default shall have occurred and be continuing on the date a Loan is to be made, or is reasonably expected to occur after giving effect to a Loan.

  1.3.3 Guaranty and Pledge Agreement. Lender has received the Guaranty and Pledge Agreement which, as of the borrowing date for such Loan, have not been rescinded, terminated or challenged in any way.

  1.3.4 Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel.

  INTEREST AND CHARGES

    Interest.

    2.1.1 Rate of Interest. Interest on each Loan shall be at a fixed rate per annum equal to four percent (4%).

    2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest on each Loan shall be at a fixed rate per annum equal to fifteen percent (15%) (the "Default Rate").

    2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest under the Note and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

    Computation of Interest. Interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 365 days.

    Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses, in connection with (i) any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; or (iv) any action taken to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out-of-pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.3 shall be Obligations secured by all of the Collateral and shall be payable on the Maturity Date.

  LOAN ADMINISTRATION.

    Payments. The Obligations shall be payable as follows:

      Principal and Interest. The entire outstanding principal balance of any Loan, together will all accrued but unpaid interest thereon, shall be due and payable in full on December 2, 2010 (the "Maturity Date"). The Borrower may prepay on any date, without prepayment premium or penalty, all or any part of the principal of any Loan.

      Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower in full on the Maturity Date.

  TERM AND TERMINATION

    Term of Agreement. This Agreement shall be in effect for a period from the date hereof, through and including the Termination Date.

    Termination.

      Termination by Lender. Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default under Sections 8.1.1, 8.1.2 or 8.1.5 herein.

      Termination by Mutual Agreement. Lender and Borrower may mutually agree in writing to terminate this Agreement.

      Effect of Termination. All of the Obligations shall be immediately due and payable upon the date that this Agreement is terminated pursuant its terms. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds.

  SECURITY INTERESTS

    Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender, a continuing Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located: all Accounts, General Intangibles, Inventory, Equipment, Investment Property, Deposit Accounts, Letter-of-Credit Rights, Payment Intangibles, Software, Supporting Obligations, and to the extent not included in the foregoing, all other personal property of any kind or description together with all books, records, writings, databases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

    Lien Perfection; Further Assurances. Borrower hereby authorizes the filing of such UCC-1 financing statements as are required by the UCC and shall execute and deliver such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby irrevocably authorizes Lender to execute and file any such financing statements, including, without limitation, financing statements that indicate the Collateral (i) as all assets of Borrower or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1, on Borrower's behalf. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of this Agreement and the other Loan Documents.

  REPRESENTATIONS AND WARRANTIES

    General Representations and Warranties. Borrower makes for the benefit of Lender all of the representations and warranties of Borrower contained in the Purchase Agreement (which representations and warranties are incorporated herein by reference as if fully set forth herein). In addition, the Borrower hereby represents and warrants that Lender has a valid and perfected first priority security interest in the Collateral (except as set forth on Schedule 1 annexed hereto, which lists the name of any secured party, the amount of the Lien, and the Collateral to which the Lien attaches), securing the payment of the Obligations, and such security interest is entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

    Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement (or incorporated by reference herein) shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described herein or related hereto.

  COVENANTS AND CONTINUING AGREEMENTS

    Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

    Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

      Mergers; Consolidations; Acquisitions; Structural Changes. Consolidate with, merge with, or acquire the stock or assets of any Person, firm, joint venture, partnership, corporation, or other entity, whether by merger, consolidation, purchase of stock or otherwise (except for the transactions contemplated by the Purchase Agreement or a reincorporation in any other jurisdiction), or, directly or indirectly, through any agent or otherwise, solicit, engage in, respond to or otherwise enter into any discussions or provide any information relating to any transaction involving a merger, sale, recapitalization, reorganization or other business transaction involving Borrower.

      Disposition of Assets. Other than in the Ordinary Course of Business (as defined in the Purchase Agreement), sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for the transactions contemplated by the Purchase Agreement.

      Loans. Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, without the prior written consent of the Lender.

      Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

        Liens at any time granted in favor of Lender;

        Liens existing on the date hereof listed on Schedule 1 annexed hereto and such other Liens as Lender may hereafter approve in writing; and

        Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business.

      Distributions. Declare or make any distributions or payments to Seller or any family member of Seller or any Related Party (as defined in the Purchase Agreement) other than on Schedule 7.2.5.

  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

    Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

      Payment of Note. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Note or any Loan outstanding hereunder, on the Maturity Date.

      Consent Under General Motors Contract. Borrower shall fail to obtain the consent to assignment required under the GM Contract (the "GM Consent") or shall receive notice that the GM Consent will not be forthcoming and such failure is not cured to Lender's satisfaction within seven (7) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

      Purchase Agreement. Borrower or Lender shall terminate the Purchase Agreement.

      Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 8.1 hereof) or any Loan Document and the breach of such other covenant is not cured to Lender's satisfaction within three (3) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

      Insolvency and Related Proceedings. Borrower shall cease to be Solvent (as defined in the Purchase Agreement) or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any suit or proceeding is commenced against Borrower alleging that Borrower is insolvent or not generally paying its debts as they become due or any petition for an order for relief shall be filed by or against Borrower under bankruptcy laws (if against Borrower or any Guarantor, the continuation of such proceeding for more than thirty (30) days), or Borrower shall make any offer of settlement, extension or composition to its unsecured creditors generally.

      Robert Lykins. The death, cessation of employment or association with the Borrower of Robert Lykins.

    Acceleration of the Obligations. Upon or at any time after the occurrence of an Event of Default under (i) Section 8.1.1, (ii) 8.1.2, (iii) solely with respect to a breach of the covenants contained in Section 7.2.5 above, Section 8.1.4, or (iv) Section 8.1.5 above, the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations;

      Other Remedies. Upon and after the occurrence of an Event of Default under (i) Section 8.1.1, (ii) 8.1.2, (iii) solely with respect to a breach of the covenants contained in Section 7.2.5 above, Section 8.1.4, or (iv) Section 8.1.5 above, Lender shall have and may exercise from time to time all of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

    Remedies Cumulative; No Waiver. All covenants, conditions, provisions, and other undertakings of Borrower contained in this Agreement, any of the Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. No failure or delay of Lender to require strict performance of any provision of this Agreement or any of the Loan Documents, or to accelerate the debt evidenced by reason of an Event of Default hereunder, acceptance of a past-due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Agreement or any of the Loan Documents, or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or any other right or remedy granted to Lender hereunder or by the laws of the State of New York, and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of the Loan, made by agreement with any person now or hereafter liable for the payment of the Loan, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender agrees otherwise in writing and all requirements, Liens, rights, powers, and remedies under this Agreement and any of the Loan Documents shall continue in full force and effect until the Loan and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied.

  MISCELLANEOUS

    Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, Borrower shall defend Lender against and hold it harmless from all claims of any Person (including Productive Concepts, Inc. or any creditor thereof) with respect to the Collateral or any Loan. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 9.1 shall survive the payment in full of the Obligations and the termination of this Agreement.

    Modification of Agreement; Assignment. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees Lender may disclose credit information regarding Borrower and any Guarantor to any potential assignee.

    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    Successors and Assigns. This Agreement, and the Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 9.2 hereof.

    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

    Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

If to Lender:	IMPCO Technologies, Inc.
780 Third Avenue 25th Floor New York, New York 10017
	Attention:	Matthew Beale
	Facsimile No:	(646) 502-7171
If to Borrower:	Productive Concepts International, LLC 1274 S. State Rd. 32 Union City, Indiana 47390
	Attention:	Robert Lykins
	Facsimile No:	(765) 964-3993

    or to such other address as each party may designate for itself by notice given in accordance with this Section 9.6.

    Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

    Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and the other Loan Documents and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

(b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the State of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

(c) Borrower hereby waives personal service of any and all process upon them and consents that all such service of process may be made by certified mail (return receipt requested) directed to the address set forth in Section 9.6 and service so made shall be deemed to be completed three (3) Business Days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts.

(d) BORROWER AND LENDER EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement or any of the Loan Documents, or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of (i) acts or omissions constituting gross negligence or willful misconduct of Lender, (ii) Lender's material breach of its obligations hereunder or under any of the other Loan Documents or (iii) Lender's failure to comply with any requirement of law. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

PRODUCTIVE CONCEPTS INTERNATIONAL, LLC, as borrower

By: ___/s/ Robert D. Lykins____________

Name: Robert D. Lykins

Title: President

IMPCO TECHNOLOGIES, INC., as lender

By: ___/s/ Matthew Beale______________

Name: Matthew Beale

Title: Executive Vice President and Secretary

APPENDIX A

GENERAL DEFINITIONS

The terms Account, General Intangibles, Inventory, and all such terms shall have the meaning assigned thereto under the UCC. The following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

"Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New Jersey or is a day on which banking institutions located in such State are closed.

"Collateral" means all of the Property and interests in Property described in Section 5 of this Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

"Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

"Extensions of Credit" means, at any particular time, the aggregate principal amount of Loans then outstanding. Any reference to Extensions of Credit shall include, without limitation, any Loans made to, for the account of, or for the benefit of Borrower, as the case may be, on the date of the determination thereof.

"Facility" means the Loans and other financial accommodations provided to Borrower by Lender pursuant to this Agreement and the other Loan Documents.

"GM Contract" means that certain Purchase Contract between Seller and General Motors LLC, effective June 17, 2010, and denoted contract number 2NCK0000.

"Guarantor" means Robert Lykins, Amy Lykins, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

"Guaranty" means that certain Personal Guaranty, dated as of the date hereof, delivered by Robert Lykins and Amy Lykins for the benefit of Lender, in the form attached hereto as Exhibit C.

"Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

"Loan Documents" means this Agreement, the Note, the Security Documents, and any and all agreements, instruments and documents, heretofore, now or hereafter executed by Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by this Agreement.

"Maturity Date" has the meaning given to such term in Section 3.1.1 of this Agreement.

"Note" means the Note specified in Section 1.1 of this Agreement.

"Obligations" means all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender, and/or to any affiliate of Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement, any of the other Loan Documents, the Franchise Agreement or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

"Permitted Expenditures" means capital expenditures to be made by Borrower solely in connection with its VMAF Business and its performance of the GM Contract as disclosed on Schedule 2 attached hereto.

"Person" means an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

"Pledge Agreement" means that certain Pledge Agreement, dated as of the date hereof, between Robert Lykins and the Lender, in the form attached hereto as Exhibit D.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Security Documents" means this Loan and Security Agreement, the Pledge Agreement and the Guaranty.

"Termination Date" means the date that is the earlier of: (i) Maturity Date, and (ii) the date that Loans representing, in aggregate, the Total Facility Amount are satisfied in full.

"Total Facility Amount" has the meaning given to such term in Section 1.1.

"UCC" means the Uniform Commercial Code as in effect in the State of Indiana on the date of this Agreement, as the UCC may be amended or otherwise modified from time to time.

"VMAF Business" has the meaning assigned to such term in the Recitals hereto.

Certain Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof. All references to "includes" or "including" shall be deemed to be followed by the works "without limitation".